Calculation of Filing Fee Tables
F-1
Real Messenger Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of	457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	2	Equity	(i) One Class A Ordinary Share or one Pre-Funded Warrant	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	(ii) One Common Warrant	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Placement Agent Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	6	Equity	Class A Ordinary Shares issuable upon exercise of the Common Warrants	457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	7	Equity	Class A Ordinary Shares issuable upon exercise of the Placement Agent Warrants	457(o)			$ 300,000.00	0.0001381	$ 41.43
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 20,300,000.00		$ 2,803.43
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,803.43
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, the Class A ordinary shares, par value $0.0001 per share (the "Class A Ordinary Shares"), of Real Messenger Corporation (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering and the proposed maximum aggregate offering price of the Pre-Funded Warrants proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Ordinary Shares sold in the offering, and, as such, the proposed maximum aggregate offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000.

[2]	The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering and the proposed maximum aggregate offering price of the Pre-Funded Warrants proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Ordinary Shares sold in the offering, and, as such, the proposed maximum aggregate offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000. Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Class A Ordinary Shares issuable upon exercise of the warrants.

[3]	The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering and the proposed maximum aggregate offering price of the Pre-Funded Warrants proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Ordinary Shares sold in the offering, and, as such, the proposed maximum aggregate offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000. Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Class A Ordinary Shares issuable upon exercise of the warrants.

[4]	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Class A Ordinary Shares issuable upon exercise of the warrants.

[5]	The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering and the proposed maximum aggregate offering price of the Pre-Funded Warrants proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Ordinary Shares sold in the offering, and, as such, the proposed maximum aggregate offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000.

[6]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, the Class A ordinary shares, par value $0.0001 per share (the "Class A Ordinary Shares"), of Real Messenger Corporation (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

[7]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, the Class A ordinary shares, par value $0.0001 per share (the "Class A Ordinary Shares"), of Real Messenger Corporation (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. As estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the Class A Ordinary Shares underlying the Placement Agent Warrants is $300,000, which is equal to 3.0% of the proposed maximum aggregate offering price of the Class A Ordinary Shares to be sold in the offering at an exercise price equal to 100% of the initial exercise price of the Common Warrants issued in this offering.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date